                                                                     Exhibit 1.1

                      Pricing Agreement

J.P. Morgan Securities Inc.
As Representatives of the several
        Underwriters named on Schedule I hereto,
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260
  and
Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center, North Tower
250 Vesey Street, 10th Floor
New York, New York  10281-1310

                                              April 12, 2000

Ladies and Gentlemen:

            SLM Funding Corporation, a Delaware corporation (the "Company"), and the Student Loan Marketing Association, a corporation formed under the laws of the United States ("Sallie Mae"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated April 12, 2000 (the "Underwriting Agreement"), between the Company and Sallie Mae, on the one hand, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on the other hand, that the Company will cause the trust (the "Trust") formed pursuant to the Trust Agreement dated as of April 1, 2000 between the Company and Chase Manhattan Bank Delaware, as trustee (the "Eligible Lender Trustee"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Student Loan-Backed Notes (the "Notes") specified in Schedule II hereto (the "Designated Securities"). The Notes will be issued and secured pursuant to the Indenture, dated as of April 1, 2000 (the "Indenture"), between the Trust and Bankers Trust Company, as trustee (the "Indenture Trustee").

            Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

            The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

            An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

            Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in
Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in
Schedule II.

            During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including April 26, 2000, the Company agrees, and Sallie Mae agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell, contract to sell or otherwise dispose of, any securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.

            Each Underwriter represents and agrees that (a) it has not offered or sold and will not offer or sell any Notes or Certificates to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes and the Certificates except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes and the Certificates in, from or otherwise involving the United Kingdom; and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes and the Certificates to a person who is of a kind described in article 11(3) of the Financial

Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

            If the foregoing is in accordance with your understanding, please sign and return to us 7 counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and Sallie Mae. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and Sallie Mae for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                    Very truly yours,

                                    SLM Funding Corporation

                                    By: /s/ J. Lance Franke
                                        _______________________________
                                        Name:  J. Lance Franke
                                        Title: Chief Financial Officer

                                    Student Loan Marketing Association

                                    By: /s/ Michael E. Sheehan
                                        _______________________________
                                        Name:  Michael E. Sheehan
                                        Title: Vice President

Accepted as of the date hereof:

J.P. Morgan Securities Inc.

By: /s/ Anthony Hermann
   --------------------------
    Name: Anthony Hermann
    Title:Vice President


Merrill Lynch, Pierce, Fenner & Smith Incorporated

By: /s/ Geoffrey R. Witt
   --------------------------
    Name: Geoffrey R. Witt
    Title:Managing Director


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

                                   SCHEDULE I

                Amount of Designated Securities to be Purchased*

    Underwriter             Class A-1T      Class A-1L        Class A-2T      Class A-2L
    -----------             ----------      ----------        ----------      ----------

J.P. Morgan Securities
Inc. .................   $   26,388,000   $  208,890,000   $            0   $  155,565,000

Merrill Lynch, Pierce,
Fenner & Smith
Incorporated .........   $   26,388,000   $  208,890,000   $            0   $  155,565,000

Chase Securities Inc.    $   23,456,000   $  185,680,000   $            0   $  138,280,000

Deutsche Banc
Securities Inc. ......   $   23,456,000   $  185,680,000   $            0   $  138,280,000

First Union
Securities, Inc. .....   $   23,456,000   $  185,680,000   $            0   $  138,280,000

Salomon Smith Barney,
Inc. .................   $   23,456,000   $  185,680,000   $            0   $  138,280,000

Total ................   $  146,600,000   $1,160,500,000   $            0   $  864,250,000
                         ==============   ==============   ==============   ==============

-------------
* $103,400,000 of Class A-1T, $0 of Class A-1L, $0 of Class A-2T and $200,000,000 of Class A-2L (the "Sallie Mae Securities") will be purchased by Sallie Mae from the Seller.

                                   SCHEDULE II

Title of each Class of Designated Securities:

            Floating Rate Class A-1T Student Loan-Backed Notes
                  (for purposes of this Schedule II, "Class A-1T")
            Floating Rate Class A-1L Student Loan-Backed Notes
                  (for purposes of this Schedule II, "Class A-1L")
            Floating Rate Class A-2T Student Loan-Backed Notes
                  (for purposes of this Schedule II, "Class A-2T")
            Floating Rate Class A-2L Student Loan-Backed Notes
                  (for purposes of this Schedule II, "Class A-2L")

Aggregate principal amount of each Class:

            Class A-1T: $  250,000,000
            Class A-1L: $1,160,500,000
            Class A-2T: $            0
            Class A-2L: $1,064,250,000

Price to Public of each Class:*

            Class A-1T: 100.00%
            Class A-1L: 100.00%
            Class A-2T:      0%
            Class A-2L: 100.00%

      -----------
      *     Excludes Sallie Mae Securities.

Purchase Price by Underwriters of each Class:*

            Class A-1T: 99.765%
            Class A-1L: 99.765%
            Class A-2T:      0%
            Class A-2L: 99.735%

      -----------
      *     Excludes Sallie Mae Securities.

Price to Sallie Mae of the Sallie Mae Securities:**

            Class A-1T: 100.00%
            Class A-1L: N/A
            Class A-2T: N/A
            Class A-2L: 100.00%

      -----------
      ** Paid directly to the Seller. The Seller will pay a 0.0375% fee to the Underwriters in respect of the Sallie Mae Securities, allocable to them in proportion to their obligations to purchase Designated Securities of the Class in which the Sallie Mae Securities are included.

Specified funds for payment of purchase price: Same Day Funds

Indenture: Indenture, dated as of April 1, 2000, among Bankers Trust Company, as Indenture Trustee, the SLM Student Loan Trust 2000-3, and Chase Manhattan Bank Delaware, as Eligible Lender Trustee.

Maturity:

            Class A-1T: April 2008 Distribution Date
            Class A-1L: April 2008 Distribution Date
            Class A-2T: N/A
            Class A-2L: April 2015 Distribution Date

Interest Rate:

            Class A-1T: T-Bill Rate plus 0.84%
            Class A-1L: Six-month LIBOR* plus 0.075%
            Class A-2T: N/A
            Class A-2L: Six-month LIBOR* plus 0.19%

----------------
*     As to initial Accrual Period; thereafter, Three-month LIBOR.

Form of Designated Securities: Book-Entry (DTC)

Time of Delivery: April 26, 2000

Closing location for delivery of Designated Securities:

      Student Loan Marketing Association
      11600 Sallie Mae Drive
      Reston, VA  20193


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

Names and addresses of Representatives:

   Designated Representatives: J.P. Morgan Securities Inc.

      Address for Notices, etc.: J.P. Morgan Securities Inc.
                                 60 Wall Street
                                 New York, New York  10260

                                 Attn: Anthony Hermann

      Modifications to Underwriting Agreement (solely for purposes of this Pricing Agreement):

      1. The following sentence is hereby added to the end of the second paragraph of the Underwriting Agreement:

            In addition, the Trust will enter into swap agreements (the "Swap Agreements") with Morgan Guaranty Trust Company of New York and Merrill Lynch Capital Services, Inc. (the "Swap Counterparties").

      2. The following paragraph is hereby added to Section 7 of the Underwriting Agreement:

            (n) The Swap Agreements shall have been entered into by the Trust and the respective Swap Counterparties, and the Underwriters shall have received a copy, addressed to them or on which they are otherwise entitled to rely, of each opinion of counsel required to be delivered thereunder at or before the Time of Delivery, and a copy of each certificate required to be delivered thereunder at or before the Time of Delivery.


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